UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road Dania Beach, Florida.	33312
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01— Other Events.

On August 24, 2011, Vapor Corp. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) amended Annual Reports on Forms 10-K/A (Amendments No. 1) for the fiscal years ended December 31, 2010 and, 2009 and amended Quarterly Reports on Forms 10-Q/A (Amendments No. 1) for the quarterly periods ended March 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010. These amended reports contain the Company’s restated consolidated financial statements and other information identified therein to reflect the effects of accounting and reporting errors, to include stock-based compensation expense for employee and non-employee stock options issued on October 1, 2009, and January 1, 2010, to correct the weighted average number of common shares outstanding, and to correct for the valuation of deferred tax assets, as previously reported by the Company in its Current Report on Form 8-K dated August 11, 2011, as filed with the SEC on August 11, 2011.

On August 26, 2011, the Company filed with the SEC its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 and, thus, is current with its reporting obligations under the Securities Exchange Act of 1934, as amended.

As a result of amending the above reports and for the reasons disclosed therein and in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, the Company has concluded that there are existing material weaknesses in its internal control over financial reporting and disclosure controls. As disclosed in such reports, the Company has commenced efforts to remediate the existing material weaknesses in its internal control over financial reporting and disclosure controls. However, there is no assurance that the Company’s remediation efforts will be successful on a timely basis or at all. If these material weaknesses persist, it may be necessary to make further restatements of the Company’s consolidated financial statements and investors will not be able to rely on the completeness and accuracy of the financial information contained in the Company’s filings with the SEC and this could potentially subject the Company to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

VAPOR CORP.

Date: August 26, 2011

By:   /s/ Kevin Frija
Kevin Frija
Title : President